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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 29 to the Registration Statement of North American Funds on Form N-1A (File No. 33-27958) of our report dated December 18, 1998 on our audits of the financial statements and financial highlights of the North American Funds, which report is included in the Annual Report to Shareholders for the periods ended October 31, 1998.



                                               PricewaterhouseCoopers LLP


Boston, Massachusetts
February 25, 1999